Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Padmanabhan Srinivasan, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of DigitalOcean Holdings, Inc. for the fiscal quarter ended June 30, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of DigitalOcean Holdings, Inc.

Date:	August 4, 2026	By:	/s/ Padmanabhan Srinivasan
		Name:	Padmanabhan Srinivasan
		Title:	Chief Executive Officer

I, W. Matthew Steinfort, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of DigitalOcean Holdings, Inc. for the fiscal quarter ended June 30, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of DigitalOcean Holdings, Inc.

Date:	August 4, 2026	By:	/s/ W. Matthew Steinfort
		Name:	W. Matthew Steinfort
		Title:	Chief Financial Officer